PECK ELECTRIC CO
4050 WILLISTON ROAD
SOUTH BURLINGTON, VERMONT 05403

December 1, 2020

Account Number: 5700810838
Loan Amount: $1,487,624.00
Amount of Forgiveness Received: $1,496,468.23
Date Payment Received from SBA: 11/27/2020

Dear PECK ELECTRIC CO

Thank you for choosing NBT Bank for your Paycheck Protection Program (PPP) application and forgiveness needs. We are excited to inform you that the Small Business Administration has approved your PPP Forgiveness Application in the amount stated above and NBT Bank has received payment of that amount for your loan.

Please note that Section 1110(e)(6) of the CARES Act states if your loan received an Economic Injury Disaster Loan (EIDL) advance, the payment NBT received from for your PPP loan forgiveness has been reduced by the amount of the EIDL advance

If any balance remains on your account after application of the forgiveness payment, whether from an EIDL reduction or SBA approval of less than the full loan amount, the amount remaining on your loan will be re-amortized over the remaining term of your loan. You will receive a statement from NBT which will state when your next payment is due and the amount of that payment.

We have appreciated working with you to obtain PPP funds, and are here to help you with any of your financial needs going forward.

If you have any further questions or concerns, please feel free to contact 833-628-4249 or 833-NBT-4BIZ

Thank you,
NBT Bank